Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2003 (except for Note B as to which the date is August 20, 2003) accompanying the financial statements of
BrandPartners Group, Inc. which are included in Amendment No. 2 to the Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in BrandPartners Group, Inc.'s Registration Statement on Form S-3 (Reg. No. 333-86510, effective July 11,
2002).

GRANT THORNTON LLP

New York, New York
August 20, 2003